Exhibit 99.1
                                                                    ------------

FOR IMMEDIATE RELEASE

Contact Information
Bob Orlando, Chief Financial Officer                  Steve Casey
Switchboard Incorporated                              FitzGerald Communications
508-898-8131                                          617-585-2279


           SWITCHBOARD REPORTS FIRST QUARTER OF 2004 FINANCIAL RESULTS

WESTBOROUGH, Mass. - May 4, 2004 - Switchboard Incorporated (NASDAQ: SWBD), a leading provider of local online advertising products and Internet-based yellow pages, today announced its financial results for the first quarter ended March 31, 2004.

For the first quarter, revenue was $4.2 million, which compares to $3.3 million in the first quarter of 2003 and $3.8 million in the fourth quarter of 2003. Switchboard reported a net loss for the first quarter of approximately $353,000, or $0.02 per share. Switchboard's net loss for the first quarter included $1.1 million of transaction costs related to its proposed secondary stock offering and proposed acquisition by InfoSpace, Inc. Switchboard's first quarter net loss compares to a net profit of $56,000, or break even per share, reported in the first quarter of 2003 and to a net profit of $729,000, or $0.04 per share, reported in the fourth quarter of 2003. Switchboard had approximately $56.4 million in cash and marketable securities at the end of the first quarter 2004.

On March 26, 2004, Switchboard announced a definitive agreement to be acquired by InfoSpace, Inc. In connection with the proposed transaction, all of Switchboard's outstanding shares of common stock will be converted into a right to receive $7.75 per share in cash, without interest, and Switchboard will become a wholly owned subsidiary of InfoSpace, Inc. The transaction is expected to close in June 2004, subject to customary conditions, including approval by Switchboard's shareholders, the shareholders of Switchboard's majority shareholder, ePresence, Inc., as well as regulatory authorities.

As a result of the pending acquisition by InfoSpace, Inc., Switchboard is no longer providing guidance regarding its future financial results and will not conduct a conference call to discuss its financial results for the first quarter of 2004.


About Switchboard Incorporated
Switchboard is a leading provider of local online advertising products for merchants and national advertisers, enabled by our innovative, consumer-oriented, online yellow and white pages directory technology. Through Switchboard's local search, advertisers are able to get their message in front of consumers at the time they are looking for that merchant's products or services on the Internet, driving local commerce through online innovation. Switchboard is headquartered in Westborough, MA. For more information, visit www.switchboard.com. ePresence (NASDAQ: EPRE) owns approximately 51.0% of the
-------------------
outstanding shares of Switchboard.
                                       ###

Additional Information
In connection with the proposed acquisition of Switchboard by InfoSpace, Inc. Switchboard filed a preliminary proxy statement with the Securities and Exchange Commission on April 12, 2004 and expects to file a definitive proxy statement.

Investors and security holders are urged to read these filings as they become available because they contain important information about the proposed acquisition. Investors and security holders may obtain free copies of these documents (as they are available) and other documents filed with the Securities and Exchange Commission at the Securities and Exchange Commission's Web site at www.sec.gov. Investors and security holders may obtain free copies of the documents filed by Switchboard with the Securities and Exchange Commission by contacting Switchboard Investor Relations at 120 Flanders Road, Westborough, Massachusetts 01581, (508) 898-8200. In addition, investors and security holders may read and copy any reports, statements and other information filed by Switchboard at the SEC public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 for further information on the public reference room.

Switchboard and InfoSpace and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Switchboard and ePresence in connection with the proposed acquisition. Certain officers and directors of Switchboard have interests in the proposed acquisition, including their ownership of Switchboard common stock, and their interests will be described in the proxy statement of Switchboard.

Additional information regarding the directors and executive officers of Switchboard is included in Switchboard's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 29, 2004, as amended on April 9, 2004. This document is available free of charge by contacting Switchboard Investor Relations at (508) 898-8200. Additional information regarding the directors and executive officers of InfoSpace is included in InfoSpace's proxy statement for its 2004 Annual Meeting of Stockholders, which was filed with the Securities and Exchange Commission on March 31, 2004. This document is available free of charge by contacting InfoSpace Investor Relations at (866) 438-4677. All of the documents filed by Switchboard and InfoSpace with the SEC are available free of charge at the Securities and Exchange Commission's Web site at www.sec.gov.


Forward-Looking Statements
Statements used in this press release that relate to future plans, events, financial results or performance are based on current expectations or beliefs, as well as a number of assumptions about future events, and these statements are subject to important factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The forward-looking statements in this release address a variety of subjects including, for example, the expected timetable for completing the proposed acquisition of Switchboard by InfoSpace, Inc. The following factors, among others, could cause actual results to differ materially from those described in these forward-looking statements: Switchboard's and InfoSpace's ability to consummate the proposed acquisition on the anticipated timetable, or at all, which is subject to, among other things, the approval of Switchboard's shareholders, the approval of the shareholders of ePresence (Switchboard's majority shareholder) and the review or approval of certain regulators, as well as other customary closing conditions, and other factors described in Switchboard's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 29, 2004, as amended on April 9, 2004. For a detailed discussion of these and other cautionary statements, please refer to Switchboard's filings with the Securities and Exchange Commission, including Switchboard's Preliminary Proxy Statement filed with the Securities and Exchange Commission on April 12, 2004, Switchboard's Annual Report on Form 10-K filed on March 29, 2004 and Switchboard's First Amendment to its Annual Report on Form 10-K filed on April 9, 2004. Switchboard cautions readers to consider carefully the foregoing factors and other such factors. Further, Switchboard's forward-looking statements speak only as of the date on which such statements are made. Switchboard disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

SOURCE Switchboard Incorporated.

Switchboard Incorporated
Condensed Consolidated Statements of Operations
(unaudited; in thousands, except per share amounts)

                                                          Three Months Ended March 31,
                                                             2004             2003
                                                            ------           ------

Revenue                                                     $4,153           $3,341

Cost of revenue                                                708              707
                                                            ------           ------

Gross profit                                                 3,445            2,634
Gross profit %                                                  83%              79%

Operating expenses:
Sales and marketing                                          1,063              842
Research and development                                       893            1,114
General and administrative                                     867              804
Transaction costs                                            1,127                -
                                                            ------           ------
     Total operating expenses                                3,950            2,760
                                                            ------           ------

Operating loss                                                (505)            (126)

Interest income, net                                           154              182
                                                            ------           ------

(Loss) income before taxes                                    (351)              56

Provision for income taxes                                       2                -
                                                            ------           ------

Net (loss) income                                           $ (353)          $   56
                                                            ======           ======

Net (loss) income per share:
        Basic                                               $(0.02)           $0.00
                                                            ======            =====
        Diluted                                             $(0.02)           $0.00
                                                            ======            =====

Shares used in computing net (loss) income per share:
        Basic                                               19,192           18,627
        Diluted                                             19,192           19,055

Switchboard Incorporated
Condensed Consolidated Balance Sheets
(unaudited, in thousands)


                                                        March 31, 2004          December 31, 2003
                                                        --------------          -----------------
ASSETS
Cash and marketable securities                             $56,423                   $55,852
Trade accounts receivable, net                               2,083                     1,503
Other current assets                                         1,039                       863
Property, equipment and other assets                           659                     1,305
                                                           -------                   -------
   Total assets                                            $60,204                   $59,523
                                                           =======                   =======


LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities                                         $3,006                    $2,578
Deferred revenue                                             1,100                       603
Stockholders' equity                                        56,098                    56,342
                                                           -------                   -------
   Total liabilities and stockholders' equity              $60,204                   $59,523
                                                           =======                   =======